UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 1, 2008

ML APM GLOBAL COMMODITY FUTURESACCESS LLC
(Exact name of each Registrant as specified in its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-52384 (Commission File Number)	20-5269618 (IRS Employer ID Number)

c/o Merrill Lynch Alternative Investments LLC 2 World Financial Center, 7th Floor New York, NY 10281 (Address of principal executive offices) (Zip Code)
212-236-2063
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)           As of December 1, 2008, Merrill Lynch Alternative Investments LLC (“MLAI”), manager (the “Manager”) of ML APM Global Commodity FuturesAccess LLC (the “registrant”) amended the Limited Liability Company Operating Agreement of the registrant to reflect the following:

(1)           The name of the registrant will change from “ML APM Global Commodity FuturesAccess LLC” to “Systematic Momentum II LLC”;

(2)           The registrant will be investing its assets directly or indirectly through ML Systematic Momentum FuturesAccess LLC;

(3)           Absolute Plus Management, LLC will no longer serve as the trading advisor to the registrant. The Manager may cause the Fund to directly or indirectly invest with one or more trading advisors with discretionary authority over the Fund’s trading and investing, including the Fund’s carrying out such trading and investment by being an investor in ML Systematic Momentum FuturesAccess LLC (rather than the Fund directly engaging a trading advisor).

Item 9.01 Financials Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Amended and Restated Limited Liability Company Operating Agreement as of December 1, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ML APM GLOBAL COMMODITY FUTURESACCESS LLC

By: Merrill Lynch Alternative Investments LLC
Its: Manager

By: /s/ Barbra Kocsis
Name: Barbra Kocsis Title: Chief Financial Officer

Date:  February 5, 2009